Exhibit 99

FOR RELEASE –– JULY 25, 2018

Corning Reports Second-Quarter 2018 Financial Results and Continued Progress on
Strategy and Capital Allocation Framework

Company raises outlook for full-year 2018, expecting higher sales of $11.3 billion and second-half capacity and margin expansion

CORNING, N.Y. — Corning Incorporated (NYSE: GLW) today announced results for its second-quarter 2018 ended June 30, 2018.

News Summary:

•	Solid second-quarter results driven by year-over-year sales growth in each of the company’s businesses

GAAP sales of $2.7 billion, up 10% year over year

Core sales of $2.8 billion, up 9% year over year

GAAP EPS of $0.78 reflected a non-cash mark-to-market gain associated with the company’s currency-hedging contracts

Core EPS of $0.38

•

On track to expand margins and reach approximately $11.3 billion in full-year 2018 sales, up from prior guidance of approximately $11 billion, and up 10% year over year. Specific contributors to the raised outlook for the full year include:

Strong market demand and successful ramping of capacity expansions

Optical Communications is now expected to grow by a high-teens percentage for the year versus prior guidance of 10%

Environmental Technologies is now expected to grow by a mid-teens percentage for the year versus prior guidance of 10%

Display Technologies continues to make advances toward stable returns; glass pricing continues to moderate; and ramp of new Gen 10.5 plant is on schedule

•	Continued progress on Strategy and Capital Allocation Framework

Returned $829 million to shareholders in second-quarter 2018, for a total of $10.8 billion since the Framework’s introduction

Completed the acquisition of 3M’s Communication Markets Division

Introduced Corning® Gorilla® Glass 6 and other innovative products for Mobile Consumer Electronics on July 18

“As planned, we undertook a phase of intense operating and capital investment to meet committed demand and capture new opportunities. We have now reached an inflection point in which these investments are yielding clear benefits,” said Wendell P. Weeks, chairman, chief executive officer, and president. “As a result, we are on track to meet increased demand, grow sales, and significantly improve profitability in the third quarter and beyond. We now expect full-year sales to reach approximately $11.3 billion.”

Strategy and Capital Allocation Framework Progress

Corning’s Framework outlines the company’s 2016-2019 leadership priorities. Under the Framework, Corning plans to deliver more than $12.5 billion to shareholders while investing $10 billion in growth opportunities. Since it was announced in October 2015, the company has returned $10.8 billion to shareholders, including $829 million in the second quarter.

© 2018 Corning Incorporated. All Rights Reserved.

Corning Reports Second-Quarter 2018 Financial Results and Continued Progress on Strategy and Capital Allocation Framework

Page Two

“We continue to make excellent progress on our Framework objectives, keeping us on track to fully achieve our Strategy and Capital Allocation Framework goals,” added Weeks.

Highlights of the company’s progress:

•	Completed the acquisition of 3M’s Communication Markets Division
o	Extends the company’s market reach and access to global customers
o	Expands Corning’s Optical Communications product portfolio
o	Provides additional strength to the segment’s already robust sales momentum
•	Continued to add value to mobile consumer electronic devices with the launch of Corning Gorilla Glass 6 alongside related innovations; Gorilla Glass has been designed into more than 6 billion devices
•	Sustained market leadership in gasoline particulate filters and advanced automotive innovation
o	Reached global production milestone of 1 million gasoline particulate filters and expanded investment in Hefei, China, as automakers prepare for upcoming regulations
o	Announced a finishing capacity investment for Corning Gorilla Glass for Automotive Interiors in Hefei, China
•	Continued collaboration with Merck and Pfizer on Corning Valor Glass
o	Announced a high-volume manufacturing facility in Durham, North Carolina
o	Presented with Pfizer at the DCAT Sharp Sourcing conference
•	Continued ramping production of the world’s first Gen 10.5 glass at new Hefei facility on schedule and in tandem with BOE’s panel production.

Corning is investing across its market-access platforms to capture short- and long-term sales growth opportunities:

•	Reaching $5 billion in sales by 2020 in Optical Communications
•	Doubling sales over the next several years in Mobile Consumer Electronics
•	Maintaining stable returns and winning new categories in Display
•	Building a $500 million GPF business and creating a new glass business in Automotive
•	Growing the base and creating a significant pharmaceutical packaging business in Life Sciences Vessels

Second-Quarter 2018 Results and Comparisons

(In millions, except per-share amounts)

	Q2 2018	Q1 2018	% change	Q2 2017	% change
GAAP Net Sales	$2,747	$2,500	10%	$2,497	10%
GAAP Net Income	$738	$(589)	nm	$439	68%
GAAP EPS	$0.78	$(0.72)	nm	$0.42	86%
Core Sales*	$2,759	$2,513	10%	$2,527	9%
Core Earnings*	$359	$299	20%	$400	(10%)
Core EPS*	$0.38	$0.31	23%	$0.39	(3%)

*Core performance measures are non-GAAP financial measures. The reconciliation between GAAP and non-GAAP measures is provided in the tables following this news release, as well as on the company’s website.

© 2018 Corning Incorporated. All Rights Reserved.

Corning Reports Second-Quarter 2018 Financial Results and Continued Progress on Strategy and Capital Allocation Framework

Page Three

Segment Results and Outlook

“Each of our businesses met or exceeded expectations for the second quarter. We now anticipate that 2018 will be even stronger than originally expected, with full-year sales up 10% to approximately $11.3 billion, and margin expansion in the second half of 2018,” said Tony Tripeny, senior vice president and chief financial officer.

“Optical Communications, Specialty Materials, Environmental Technologies, and Life Sciences segments are all expected to continue to grow, and the pricing environment in Display Technologies is the best in more than a decade. Several of our largest capacity expansion projects have exited the start-up phase, and production and efficiency rates are climbing. We expect a step-change in sales and profitability in the third quarter, and we plan to build on that going forward.”

Display Technologies:

	Q2 2018	Q1 2018	% change	Q2 2017	% change
Net Sales	$780	$745	5%	$777	0%
Net Income Before Tax	$243	$234	4%	$285	(15%)
Net Income	$192	$185	4%	$226	(15%)

Second-quarter Display Technologies net sales were $780 million, up sequentially and year over year. The second-quarter pricing environment was the most favorable in more than a decade.

Corning expects to reach the important milestone of annual price declines improving to a mid-single digit percentage in the third quarter and the improvement trend to continue into 2019.

For the third-quarter and full-year 2018, Corning continues to expect that LCD glass market volume growth will be a mid-single-digit percentage, as television screen size growth continues. The company expects Corning’s volume to grow faster than the market, driven by the Gen 10.5 ramp up in Hefei, China. Third-quarter sequential LCD glass price declines are expected to remain very moderate.

Optical Communications:

	Q2 2018	Q1 2018	% change	Q2 2017	% change
Net Sales	$1,023	$886	15%	$882	16%
Net Income Before Tax	$191	$139	37%	$163	17%
Net Income	$150	$109	38%	$128	17%

Optical Communications second-quarter 2018 net sales were up 16% and exceeded $1 billion. Net income was up 17% year over year. Sales growth was driven by data center and carrier customers.

Third-quarter sales are expected to be up approximately 25% year over year, including sales from the recently acquired 3M Communication Markets Division.

For full-year 2018, Optical Communications sales are now expected to increase by a high-teens percentage over last year, with organic growth improving to the low teens and an additional $200 million from the acquisition.

© 2018 Corning Incorporated. All Rights Reserved.

Corning Reports Second-Quarter 2018 Financial Results and Continued Progress on Strategy and Capital Allocation Framework

Page Four

Specialty Materials:

	Q2 2018	Q1 2018	% change	Q2 2017	% change
Net Sales	$343	$278	23%	$337	2%
Net Income Before Tax	$81	$58	40%	$89	(9%)
Net Income	$64	$46	39%	$70	(9%)

Specialty Materials second-quarter 2018 net sales were $343 million, up 2% year over year.

The company expects year-over-year sales growth in the third quarter of approximately 10%, driven by strong shipments of new innovative products.

Environmental Technologies:

	Q2 2018	Q1 2018	% change	Q2 2017	% change
Net Sales	$317	$322	(2%)	$263	21%
Net Income Before Tax	$68	$66	3%	$48	42%
Net Income	$54	$52	4%	$38	42%

Environmental Technologies second-quarter 2018 net sales were up 21% to $317 million, and net income increased 42% to $54 million, compared with last year’s second quarter. All products contributed to the growth.

This strong performance is expected to continue in the third quarter, with sales growth up by a high-teens percentage year over year. For full-year 2018, Environmental Technologies sales are now expected to be up by a mid-teens percentage over last year.

Life Sciences:

	Q2 2018	Q1 2018	% change	Q2 2017	% change
Net Sales	$245	$232	6%	$221	11%
Net Income Before Tax	$39	$34	15%	$28	39%
Net Income	$31	$27	15%	$22	41%

In Life Sciences, second-quarter 2018 net sales increased 11%, and net income increased 41% year over year, as the business continued to outpace market growth. Third-quarter sales are expected to increase by a mid-single-digit percentage year over year. For full-year 2018, sales are expected to increase by a mid-to-high single-digit percentage.

Upcoming Investor Events

On Aug. 29, Corning will attend the Jefferies 2018 Semiconductor, Hardware & Communications Infrastructure Summit in Chicago. And on Sept. 12, Corning will present at the Deutsche Bank Technology Conference in Las Vegas.

Second-Quarter Conference Call Information

The company will host its second-quarter conference call on Wednesday, July 25, at 8:30 a.m. EDT. To participate, please call toll free (800) 230-1766 or for international access call (612) 332-0228 approximately 10-15 minutes prior to the start of the call. The leader is Ann Nicholson. To listen to a live audio webcast of the call, go to Corning’s investor relations website at investor.corning.com, click on “Events and Presentations” under the “News and Events” tab and select the second-quarter conference call. A webcast replay will be available following the call.

© 2018 Corning Incorporated. All Rights Reserved.

Corning Reports Second-Quarter 2018 Financial Results and Continued Progress on Strategy and Capital Allocation Framework

Page Five

Presentation of Information in this News Release

Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP. Corning’s non-GAAP financial measures exclude the impact of items that are driven by general economic conditions and events that do not reflect the underlying fundamentals and trends in the company’s operations. The company believes presenting non-GAAP financial measures assists in analyzing financial performance without the impact of items that may obscure trends in the company’s underlying performance. Detailed reconciliations outlining the differences between these non-GAAP measures and the most directly comparable GAAP measure can be found on Corning’s investor relations website at investor.corning.com, by clicking “Quarterly Results” under the “Financials” tab. These reconciliations also accompany this news release.

Caution Concerning Forward-Looking Statements

This press release contains “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995), which are based on current expectations and assumptions about Corning’s financial results and business operations, that involve substantial risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include: the effects of acquisitions, dispositions and other similar transactions by the Company, the effect of global business, financial, economic and political conditions; tariffs and import duties; currency fluctuations between the U.S. dollar and other currencies, primarily the Japanese yen, New Taiwan dollar, euro, Chinese yuan, and South Korean won; product demand and industry capacity; competitive products and pricing; availability and costs of critical components and materials; new product development and commercialization; order activity and demand from major customers; the amount and timing of our cash flows and earnings and other conditions, which may affect our ability to pay our quarterly dividend at the planned level or to repurchase shares at planned levels; possible disruption in commercial activities due to terrorist activity, cyber-attack, armed conflict, political or financial instability, natural disasters, or major health concerns; unanticipated disruption to equipment, facilities, IT systems or operations; effect of regulatory and legal developments; ability to pace capital spending to anticipated levels of customer demand; rate of technology change; ability to enforce patents and protect intellectual property and trade secrets; adverse litigation; product and components performance issues; retention of key personnel; customer ability, most notably in the Display Technologies segment, to maintain profitable operations and obtain financing to fund their ongoing operations and manufacturing expansions and pay their receivables when due; loss of significant customers; changes in tax laws and regulations including the Tax Cuts and Jobs Act of 2017; and the potential impact of legislation, government regulations, and other government action and investigations.

For a complete listing of risks and other factors, please reference the risk factors and forward-looking statements described in our annual reports on Form 10-K and quarterly reports on Form 10-Q. Forward-looking statements speak only as of the day that they are made, and Corning undertakes no obligation to update them in light of new information or future events.

Web Disclosure

In accordance with guidance provided by the SEC regarding the use of company websites and social media channels to disclose material information, Corning Incorporated (“Corning”) wishes to notify investors, media, and other interested parties that it uses its website (http://www.corning.com/worldwide/en/about-us/news-events.html) to publish important information about the company, including information that may be deemed material to investors, or supplemental to information contained in this or other press releases. The list of websites and social media channels that the company uses may be updated on Corning’s media and website from time to time. Corning encourages investors, media, and other interested parties to review the information Corning may publish through its website and social media channels as described above, in addition to the company’s SEC filings, press releases, conference calls, and webcasts.

© 2018 Corning Incorporated. All Rights Reserved.

Corning Reports Second-Quarter 2018 Financial Results and Continued Progress on Strategy and Capital Allocation Framework

Page Six

About Corning Incorporated

Corning (www.corning.com) is one of the world's leading innovators in materials science, with a more than 165-year track record of life-changing inventions. Corning applies its unparalleled expertise in glass science, ceramic science, and optical physics along with its deep manufacturing and engineering capabilities to develop category-defining products that transform industries and enhance people's lives. Corning succeeds through sustained investment in RD&E, a unique combination of material and process innovation, and deep, trust-based relationships with customers who are global leaders in their industries.

Corning's capabilities are versatile and synergistic, which allows the company to evolve to meet changing market needs, while also helping our customers capture new opportunities in dynamic industries. Today, Corning's markets include optical communications, mobile consumer electronics, display technology, automotive, and life sciences vessels. Corning's industry-leading products include damage-resistant cover glass for mobile devices; precision glass for advanced displays; optical fiber, wireless technologies, and connectivity solutions for state-of-the-art communications networks; trusted products to accelerate drug discovery and delivery; and clean-air technologies for cars and trucks.

Media Relations Contact:
M. Elizabeth Dann
(607) 974-4989
dannme@corning.com

Investor Relations Contact:
Ann H.S. Nicholson
(607) 974-6716
nicholsoas@corning.com

© 2018 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited; in millions, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2018		2017	2018		2017
Net sales	$2,747		$2,497	$5,247		$4,872
Cost of sales	1,675		1,510	3,220		2,934

Gross margin	1,072		987	2,027		1,938

Operating expenses:		.			.
Selling, general and administrative expenses	412		378	913		697
Research, development and engineering expenses	243		206	484		408
Amortization of purchased intangibles	22		18	41		35

Operating income	395		385	589		798

Equity in earnings of affiliated companies	31		37	70		117
Interest income	9		11	22		23
Interest expense	(43)		(38)	(95)		(75)
Translated earnings contract gain (loss), net	458		219	(164)		(219)
Other income (expense), net	14		(22)	(23)		(32)

Income before income taxes	864		592	399		612
Provision for income taxes	(126)		(153)	(250)		(87)

Net income attributable to Corning Incorporated	$738		$439	$149		$525

Earnings per common share attributable to Corning Incorporated:
Basic	$0.87		$0.46	$0.12		$0.52
Diluted	$0.78		$0.42	$0.12		$0.50

Dividends declared per common share	$0.18		$0.155	$0.36		$0.31

© 2018 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONSOLIDATED BALANCE SHEETS

(Unaudited; in millions, except share and per share amounts)

	June 30,	December 31,
	2018	2017
Assets

Current assets:
Cash and cash equivalents	$2,023	$4,317
Trade accounts receivable, net of doubtful accounts and allowances	1,842	1,807
Inventories, net of inventory reserves	1,896	1,712
Other current assets	723	991
Total current assets	6,484	8,827

Investments	339	340
Property, plant and equipment, net of accumulated depreciation	14,201	14,017
Goodwill, net	1,918	1,694
Other intangible assets, net	1,332	869
Deferred income taxes	859	813
Other assets	1,007	934

Total Assets	$26,140	$27,494

Liabilities and Equity

Current liabilities:
Current portion of long-term debt and short-term borrowings	$252	$379
Accounts payable	1,111	1,439
Other accrued liabilities	1,545	1,391
Total current liabilities	2,908	3,209

Long-term debt	5,099	4,749
Postretirement benefits other than pensions	702	749
Other liabilities	3,480	3,017
Total liabilities	12,189	11,724

Commitments, contingencies and guarantees
Shareholders’ equity:
Convertible preferred stock, Series A – Par value $100 per share; Shares authorized 3,100; Shares issued: 2,300	2,300	2,300
Common stock – Par value $0.50 per share; Shares authorized 3.8 billion; Shares issued: 1,711 million and 1,708 million	855	854
Additional paid-in capital – common stock	14,158	14,089
Retained earnings	15,731	15,930
Treasury stock, at cost; Shares held: 902 million and 850 million	(18,132)	(16,633)
Accumulated other comprehensive loss	(1,035)	(842)
Total Corning Incorporated shareholders’ equity	13,877	15,698
Noncontrolling interests	74	72
Total equity	13,951	15,770

Total Liabilities and Equity	$26,140	$27,494

© 2018 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited; in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Cash Flows from Operating Activities:
Net income	$738	$439	$149	$525
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	300	263	604	523
Amortization of purchased intangibles	22	18	41	35
Equity in earnings of affiliated companies	(31)	(37)	(70)	(117)
Dividends received from affiliated companies	5	33	5	67
Deferred tax provision (benefit)	30	45	46	(76)
Customer incentives and deposits	300		576
Translated earnings contract (gain) loss	(458)	(219)	164	219
Unrealized translation loss (gain) on transactions	101	(127)	38	(194)
Changes in certain working capital items:
Trade accounts receivable	(135)	(44)	(41)	(98)
Inventories	(95)	(61)	(193)	(110)
Other current assets	62	(40)	(30)	(100)
Accounts payable and other current liabilities	16	(87)	(146)	(317)
Other, net	(140)	97	(108)	114
Net cash provided by operating activities	715	280	1,035	471

Cash Flows from Investing Activities:
Capital expenditures	(522)	(397)	(1,177)	(761)
Acquisition of business, net of cash received	(794)	(3)	(794)	(38)
Proceeds from settlement of initial contingent consideration asset	196		196
Short-term investments – liquidations		29		29
Realized gains on translated earnings contracts	23	69	36	149
Other, net	(14)	(6)	(16)	(13)
Net cash used in investing activities	(1,111)	(308)	(1,755)	(634)

Cash Flows from Financing Activities:
Net repayments of short-term borrowings and current portion of long-term debt	(375)		(375)
Proceeds from issuance of long-term debt, net	596		596
Principal payments under capital lease obligations		(1)	(1)	(1)
Payments of employee withholding tax on stock awards	(8)	(9)	(10)	(11)
Proceeds from the exercise of stock options	22	70	43	252
Repurchases of common stock for treasury	(683)	(645)	(1,483)	(1,045)
Dividends paid	(171)	(165)	(348)	(333)
Net cash used in financing activities	(619)	(750)	(1,578)	(1,138)
Effect of exchange rates on cash	(58)	123	4	199
Net decrease in cash and cash equivalents	(1,073)	(655)	(2,294)	(1,102)
Cash and cash equivalents at beginning of period	3,096	4,844	4,317	5,291
Cash and cash equivalents at end of period	$2,023	$4,189	$2,023	$4,189

© 2018 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

(Unaudited)

GAAP Earnings per Common Share

The following table sets forth the computation of basic and diluted earnings per common share (in millions, except per share amounts):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Net income attributable to Corning Incorporated	$738	$439	$149	$525
Less: Series A convertible preferred stock dividend	24	24	49	49
Net income available to common stockholders – basic	714	415	100	476
Add: Series A convertible preferred stock dividend	24	24		49
Net income available to common stockholders – diluted	$738	$439	$100	$525

Weighted-average common shares outstanding - basic	819	908	833	917
Effect of dilutive securities:
Stock options and other dilutive securities	9	11	10	11
Series A convertible preferred stock	115	115		115
Weighted-average common shares outstanding - diluted	943	1,034	843	1,043
Basic earnings per common share	$0.87	$0.46	$0.12	$0.52
Diluted earnings per common share	$0.78	$0.42	$0.12	$0.50

Core Earnings per Common Share

The following table sets forth the computation of core basic and core diluted earnings per common share (in millions, except per share amounts):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Core earnings attributable to Corning Incorporated	$359	$400	$658	$776
Less: Series A convertible preferred stock dividend	24	24	49	49
Core earnings available to common stockholders - basic	335	376	609	727
Add: Series A convertible preferred stock dividend	24	24	49	49
Core earnings available to common stockholders - diluted	$359	$400	$658	$776

Weighted-average common shares outstanding - basic	819	908	833	917
Effect of dilutive securities:
Stock options and other dilutive securities	9	11	10	11
Series A convertible preferred stock	115	115	115	115
Weighted-average common shares outstanding - diluted	943	1,034	958	1,043
Core basic earnings per common share	$0.41	$0.41	$0.73	$0.79
Core diluted earnings per common share	$0.38	$0.39	$0.69	$0.74

© 2018 Corning Incorporated. All Rights Reserved.

Use of Non-GAAP Financial Measures

CORE PERFORMANCE MEASURES

In managing the Company and assessing our financial performance, we adjust certain measures provided by our consolidated financial statements to exclude specific items to arrive at core performance measures.  These items include gains and losses on our translated earnings contracts, acquisition-related costs, certain discrete tax items, restructuring and restructuring-related charges, certain litigation-related expenses, pension mark-to-market adjustments and other items which do not reflect on-going operating results of the Company or our equity affiliates.  Additionally, Corning has adopted the use of constant currency reporting for our Display Technologies and Specialty Materials segments for the Japanese yen, South Korean won, Chinese yuan and New Taiwan dollar currencies.  The Company believes that the use of constant currency reporting allows investors to understand our results without the volatility of currency fluctuations, and reflects the underlying economics of the translated earnings contracts used to mitigate the impact of changes in currency exchange rates on our earnings and cash flows.  Corning also believes that reporting core performance measures provides investors greater transparency to the information used by our management team to make financial and operational decisions.

These measures are not prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”).  We believe investors should consider these non-GAAP measures in evaluating our results as they are more indicative of our core operating performance and how management evaluates our operational results and trends.  These measures are not, and should not be viewed as a substitute for, GAAP reporting measures.  With respect to the Company’s outlooks for future periods, it is not possible to provide reconciliations for these non-GAAP measures because the Company does not forecast the movement of the Japanese yen, South Korean won, Chinese yuan or New Taiwan dollar against the U.S. dollar, or other items that do not reflect ongoing operations, nor does it forecast items that have not yet occurred or are out of the Company’s control.  As a result, the Company is unable to provide outlook information on a GAAP basis.

For a reconciliation of non-GAAP performance measures to their most directly comparable GAAP financial measure, please see “Reconciliation of Non-GAAP Measures” below.  See “Items which we exclude from GAAP measures to arrive at Core performance measures” for details on core performance measures.

© 2018 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CORE PERFORMANCE MEASURES

(Unaudited; amounts in millions, except per share amounts)

	Three months ended
	June 30, 2018	March 31, 2018	June 30, 2017
Core net sales	$2,759	$2,513	$2,527
Core gross margin	$1,123	$1,010	$1,057
Gross margin %	41%	40%	42%
Core selling, general and administrative expenses	$391	$366	$357
% of Core net sales	14%	15%	14%
Core research, development and engineering expenses	$242	$241	$206
% of Core net sales	9%	10%	8%
Core gross equity earnings	$32	$25	$38
Core income before income taxes	$460	$382	$486
Core earnings	$359	$299	$400
Core earnings per share	$0.38	$0.31	$0.39
Weighted-average shares outstanding	943	973	1,034

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2018 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three Months Ended June 30, 2018

(Unaudited; amounts in millions, except per share amounts)

	Three Months Ended June 30, 2018
			Income before		Effective
	Net	Equity	income	Net	tax	Per
	sales	earnings	taxes	income	rate (a)	share
As reported - GAAP	$2,747	$31	$864	$738	14.6%	$0.78
Constant-currency adjustment (1)	12	1	32	37		0.04
Translation gain on Japanese yen-denominated debt (2)			(37)	(29)		(0.03)
Translated earnings contract gain (3)			(465)	(410)		(0.43)
Acquisition-related costs (4)			39	30		0.03
Discrete tax items and other tax-related adjustments (5)				(28)		(0.03)
Restructuring, impairment and other charges (7)			26	20		0.02
Pension mark-to-market adjustment (10)			1	1
Core performance measures	$2,759	$32	$460	$359	22.0%	$0.38

(a)Based upon statutory tax rates in the specific jurisdiction for each event.

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2018 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three Months Ended June 30, 2017

(Unaudited; amounts in millions, except per share amounts)

	Three Months Ended June 30, 2017
			Income
			before		Effective
	Net	Equity	income	Net	tax	Per
	sales	earnings	taxes	income	rate (a)	share
As reported - GAAP	$2,497	$37	$592	$439	25.8%	$0.42
Constant-currency adjustment (1)	30	1	40	29		0.02
Translated earnings contract gain (3)			(216)	(136)		(0.13)
Acquisition-related costs (4)			17	12		0.01
Discrete tax items and other tax-related adjustments (5)				21		0.02
Restructuring, impairment and other charges (7)			40	27		0.03
Adjustments related to acquisitions (9)			(2)	(1)
Pension mark-to-market adjustment (10)			15	9		0.01
Core performance measures	$2,527	$38	$486	$400	17.7%	$0.39

(a)Based upon statutory tax rates in the specific jurisdiction for each event.

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2018 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Six Months Ended June 30, 2018

(Unaudited; amounts in millions, except per share amounts)

	Six Months Ended June 30, 2018
			Income
			before		Effective
	Net	Equity	income	Net	tax	Per
	sales	earnings	taxes	income	rate (a)	share
As reported – GAAP	$5,247	$70	$399	$149	62.7%	$0.12
Constant-currency adjustment (1)	25	1	68	68		0.08
Translation loss on Japanese yen-denominated debt (2)			2	2
Translated earnings contract loss (3)			147	121		0.14
Acquisition-related costs (4)			58	45		0.05
Discrete tax items and other tax-related adjustments (5)				143		0.17
Litigation, regulatory and other legal matters (6)			132	103		0.12
Restructuring, impairment and other charges (7)			49	38		0.05
Equity in earnings of affiliated companies (8)		(14)	(14)	(12)		(0.01)
Pension mark-to-market adjustment (10)			1	1
Core performance measures	$5,272	$57	$842	$658	21.9%	$0.69

(a)Based upon statutory tax rates in the specific jurisdiction for each event.

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2018 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Six Months Ended June 30, 2017

(Unaudited; amounts in millions, except per share amounts)

	Six Months Ended June 30, 2017
			Income
			before		Effective
	Net	Equity	income	Net	tax	Per
	sales	earnings	taxes	income	rate (a)	share
As reported - GAAP	$4,872	$117	$612	$525	14.2%	$0.50
Constant-currency adjustment (1)	76	1	90	66		0.06
Translated earnings contract loss (3)			226	142		0.14
Acquisition-related costs (4)			39	27		0.03
Discrete tax items and other tax-related adjustments (5)				30		0.03
Litigation, regulatory and other legal matters (6)			(12)	(9)		(0.01)
Restructuring, impairment and other charges (7)			50	35		0.03
Equity in earnings of affiliated companies (8)		(72)	(72)	(46)		(0.04)
Adjustments related to acquisitions (9)			(5)	(3)
Pension mark-to-market adjustment (10)			15	9		0.01
Core performance measures	$4,948	$46	$943	$776	17.7%	$0.74

(a)Based upon statutory tax rates in the specific jurisdiction for each event.

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2018 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

GROSS MARGIN, SELLING, GENERAL AND ADMINISTRATIVE EXPENSES AND RESEARCH, DEVELOPMENT AND ENGINEERING EXPENSES

Three and Six Months Ended June 30, 2018 and 2017

(Unaudited; amounts in millions)

	Three Months Ended				Three Months Ended
	June 30, 2018				June 30, 2017
			Selling,	Research,			Selling,	Research,
			general	development			general	development
		Gross	and	and		Gross	and	and
	Gross	margin	admin.	engineering	Gross	margin	admin.	engineering
	Margin	%	expenses	expenses	Margin	%	expenses	expenses

As reported	$1,072	39%	$412	$243	$987	40%	$378	$206
Constant-currency adjustment (1)	31				38
Translated earnings contract gain (3)	(1)
Acquisition-related costs (4)	1		(15)	(1)
Litigation, regulatory and other legal matters (6)
Restructuring, impairment and other charges (7)	20		(6)		32		(8)
Adjustments related to acquisitions (9)							2
Pension mark-to-market adjustment (10)							(15)

Core performance measures	$1,123	41%	$391	$242	$1,057	42%	$357	$206

	Six Months Ended				Six Months Ended
	June 30, 2018				June 30, 2017
			Selling,	Research,			Selling,	Research,
			general	development			general	development
		Gross	and	and		Gross	and	and
	Gross	margin	admin.	engineering	Gross	margin	admin.	engineering
	Margin	%	expenses	expenses	Margin	%	expenses	expenses

As reported	$2,027	39%	$913	$484	$1,938	40%	$697	$408
Constant-currency adjustment (1)	64		(1)		87
Translated earnings contract gain (3)	(1)
Acquisition-related costs (4)	1		(15)	(1)	4
Litigation, regulatory and other legal matters (6)			(132)				12
Restructuring, impairment and other charges (7)	43		(8)		32		(8)
Adjustments related to acquisitions (9)	(1)						6
Pension mark-to-market adjustment (10)							(15)

Core performance measures	$2,133	40%	$757	$483	$2,061	42%	$692	$408

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2018 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

ADJUSTED CASH FLOWS FROM OPERATING ACTIVITIES

Three and Six Months Ended June 30, 2018 and 2017

(Unaudited; amounts in millions)

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30,	June 30,	June 30,	June 30,
	2018	2017	2018	2017

Cash flows from operating activities	$715	$280	$1,035	$471
Realized gains on translated earnings contracts	23	69	36	149
Translation (gains) losses on cash balances	(101)	128	(38)	198
Receipt of contingent consideration	196		196
Other		3		3

Adjusted cash flows from operating activities	$833	$480	$1,229	$821

© 2018 Corning Incorporated. All Rights Reserved.

Items which we exclude from GAAP measures to arrive at Core performance measures are as follows:

(1)

Constant-currency adjustments:  Because a significant portion of Display Technologies segment revenues are denominated in Japanese yen, and a significant portion of Display Technologies segment manufacturing costs are denominated in Japanese Yen, Korean Won, New Taiwan Dollar and Chinese yuan, management believes it is important to understand the impact on core earnings of translating these currencies into U.S. Dollars.  Presenting results on a constant-currency basis mitigates their translation impact and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and establish operational goals and forecasts.

Constant-yen:  As of January 1, 2018, we use an internally derived management rate of ¥107, which is closely aligned to our current yen portfolio of foreign currency hedges, and have recast all periods presented based on this rate in order to effectively remove the impact of changes in the Japanese yen.

Constant-won:  As of January 1, 2018, we use an internally derived management rate of ₩1,175, which is consistent with historical prior period averages of the won, and have recast all periods presented based on this rate.

Constant-yuan:  In January 2018, we began presenting results of the Display Technologies and Specialty Materials segments on a constant-yuan basis to mitigate the translation impact of this currency on these segments.  We use an internally derived management rate of yuan 6.7, which is closely aligned to our current yuan portfolio of foreign currency hedges and consistent with historical prior period averages.

Constant-Taiwan dollar:  In January 2018, we began presenting results of the Display Technologies and Specialty Materials segments on a constant-Taiwan dollar basis to mitigate the translation impact of this currency on these segments.  We use an internally derived management rate of Taiwan dollar 31, which is closely aligned to our current Taiwan dollar portfolio of foreign currency hedges, and approximates the 10-year historical average of the currency.

(2)	Translation (gain) loss on Japanese yen-denominated debt: We have excluded the (gain) loss on the translation of our Yen-denominated debt to U.S. dollars.
(3)

Translated earnings contract (gain) loss:  We have excluded the impact of the realized and unrealized gains and losses of our Japanese yen, South Korean won, Chinese yuan and Taiwan dollar-denominated foreign currency hedges related to translated earnings, as well as the unrealized gains and losses of our euro and British pound-denominated foreign currency hedges related to translated earnings.

(4)	Acquisition-related costs: These expenses include intangible amortization, inventory valuation adjustments and external acquisition-related deal costs.
(5)

Discrete tax items and other tax-related adjustments:  For 2018, this amount primarily relates to the preliminary IRS audit settlement.  For 2017, this amount represents the removal of discrete adjustments (e.g. changes in tax law and changes in judgment about the realizability of certain deferred tax assets) as well as other non-operational tax-related adjustments.

(6)	Litigation, regulatory and other legal matters: Includes amounts related to certain legal matters.
(7)

Restructuring, impairment and other charges:  This amount includes restructuring, impairment and other charges, as well as other expenses which are not related to continuing operations and are not classified as restructuring expense.

(8)

Equity in earnings of affiliated companies:  These adjustments relate to items which do not reflect on-going operating results of our affiliated companies, such as restructuring, impairment and other charges and settlements under “take-or-pay” contracts.

(9)

Adjustments related to acquisitions:  Includes fair value adjustments to the Corning Precision Materials indemnity asset related to contingent consideration, post-combination expenses and other acquisition and disposal adjustments.

(10)

Pension mark-to-market adjustment:  Defined benefit pension mark-to-market gains and losses, which arise from changes in actuarial assumptions and the difference between actual and expected returns on plan assets and discount rates.

© 2018 Corning Incorporated. All Rights Reserved.